UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2009
Date of Report (Date of the earliest event reported)

Keystone Consolidated Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On October 2, 2009 the Registrant and certain of its subsidiaries entered into Amendment No. 3 to its Loan and Security Agreement dated August 31, 2005 (the “Amendment”) with Wachovia Capital Finance Corporation (Central), as agent for the lenders, and the lenders participating in the amended credit facility.  Among other things, the Amendment waives the requirement for the Registrant to maintain certain financial covenants measured at September 30, 2009, October 31, 2009 and November 30, 2009, modifies certain required financial covenants at December 31, 2009, January 31, 2010 and February 28, 2010, changes the calculation of the fixed charge coverage ratio to include capital expenditures in the definition of fixed charges and increases the required minimum excess availability from September 30, 2009 to March 31, 2010 by $5 million.   In addition, the interest rate on the facility’s revolving line of credit and term loan was increased to prime plus a margin ranging from 1.00% to 1.25% (for prime-based borrowings) or LIBOR plus a margin ranging from 2.75% to 3.00% (for LIBOR-based borrowings).

This summary of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which has been filed as Exhibit 4.1 to this report.

The credit facility matures in August 2010. The credit facility is collateralized by substantially all of the Registrant’s operating assets. Failure to comply with the covenants contained in the credit facility could result in the acceleration of any outstanding balance under the facility prior to their stated maturity date.  Additionally, the lenders of the credit facility can restrict the Registrant’s ability to incur additional secured indebtedness and can declare a default under the credit facility in the event of, among other things, a material adverse change in the Registrant’s business.  The Registrant has no material relationship with the lenders other than the amended credit facility described herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Exhibit Index
4.1	Amendment No. 3 to Loan and Security Agreement dated as of October 2, 2009 by and between the Registrant and Wachovia Capital Finance Corporation (Central).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
(Registrant)

By:          /s/ Bert E. Downing, Jr.
Bert E. Downing, Jr.
Vice President, Chief Financial Officer, Corporate Controller and Treasurer

Date:  October 7, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 3 to Loan and Security Agreement dated as of October 2, 2009 by and between the Registrant and Wachovia Capital Finance Corporation (Central).